Exhibit 99

	For Release:	April 7, 2009
	Investor:	Tim Thorp
	Contact:	218-723-3953
tthorp@allete.com

	Contact:	Amy Rutledge
Communications Manager
218-723-7400
218-348-2961
arutledge@mnpower.com
NEWS

Minnesota Power estimates $21 million
rate increase following MPUC vote

DULUTH, Minn. - Minnesota Power estimates that the Minnesota Public Utilities Commission (MPUC) will order an overall retail electric rate increase of approximately $21 million when it issues a formal written order on or before May 4, 2009.

Minnesota Power announced its rate increase estimate today following an April 3 deliberation and vote by the MPUC, which considered and decided upon more than 60 different issues contained in the company’s rate increase request. The MPUC approved a 10.74 percent return on common equity and a 54.79 percent equity ratio.

Minnesota Power will continue to collect interim rates from its customers until the new rates go into effect, which will be after the reconsideration period has expired and after all compliance filings are completed and accepted. Reconsideration of the order could affect the final rate increase estimate. The company expects to inform its customers of the new final rates, which will differ by customer class, later this summer.

Minnesota Power’s $40 million rate increase request cited rising operational and maintenance costs and government-mandated renewable energy facilities and environmental retrofits. The company has been collecting interim rates equivalent to a $35 million annualized increase since August 1, 2008.

ALLETE (NYSE:ALE) will record in its first quarter financial results the difference between the interim rates now being collected and the estimated final rates through March 31.

Minnesota Power, a division of ALLETE, supplies electric service to 142,000 retail customers, 16 municipalities and some of the largest industrial customers in the United States.

The statements contained in this release and statements that ALLETE may make orally in connection with this release that are not historical facts, are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by ALLETE with the Securities and Exchange Commission.

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This exhibit has been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.